Exhibit 77Q1(e)

AMENDMENT NO. 1

to the

COMBINED INVESTMENT ADVISORY AGREEMENT

Amendment, as of October 30, 2003, to the Combined Investment Advisory Agreement dated June 13, 2003, (the "Agreement") among Munder Series Trust ("MST"), on behalf of each of its series, The Munder Funds, Inc. ("MFI") on behalf of each of its series, and The Munder Framlington Funds Trust ("MFFT") on behalf of each of its series and Munder Capital Management ("Advisor"), a Delaware partnership.

WHEREAS, the Advisor, MST, MFI and MFFT wish to document recent changes and to update Schedule A and Schedule B2 to the Agreement, as reflected below;

WHEREAS, as of October 30, 2003, pursuant to an Agreement and Plan of Reorganization and Redomiciliation (the "Reorganization Plan") by and between MFI and MST, dated as of August 12, 2003, MFI reorganized each of its Munder Future Technology Fund, Munder Micro-Cap Equity Fund, Munder NetNet Fund and Munder Power Plus Fund portfolios (each, a "Portfolio") into corresponding series of MST (each, a "New Portfolio");

WHEREAS, under the Reorganization Plan, the assets of each Portfolio were acquired by its corresponding New Portfolio, and each New Portfolio assumed all responsibilities and liabilities of the corresponding Portfolio;

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Advisor, MST, MFI and MFFT agree to amend the Agreement as follows:

  This Agreement is hereby terminated in its entirety with respect to the Munder U.S. Treasury Money Market Fund as of August 18, 2003. Schedule B2 to the Agreement is hereby replaced with the attached Schedule B2 effective as of August 18, 2003.

  MST hereby requests the Advisor, under Sections 1 and 10 of the Agreement, and the Advisor agrees to render services for each of the New Portfolios listed below, as of the dates noted, and to terminate the Agreement with respect to the corresponding Portfolios of MFI as of the same date:

Name of Portfolio	Formerly a Series of:	Effective Date:
a. Munder Future Technology Fund	MFI	October 30, 2003
b. Munder Micro-Cap Equity Fund	MFI	October 30, 2003
c. Munder NetNet Fund	MFI	October 30, 2003
d Munder Power Plus Fund	MFI	October 30, 2003

  This Agreement is hereby terminated in its entirety with respect to with respect to MFI as of the close of business on October 30, 2003. Schedule A to the Agreement is hereby replaced with the attached Schedule A effective as of October 30, 2003.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

MUNDER SERIES TRUST

THE MUNDER FUNDS, INC.

THE MUNDER FRAMLINGTON FUNDS TRUST

By:/s/ Stephen J. Shenkenberg

Stephen J. Shenkenberg

Vice President and Secretary

MUNDER CAPITAL MANAGEMENT

By:/s/ Peter K. Hoglund

Peter K. Hoglund

Chief Administrative Officer

SCHEDULE A

As of October 30, 2003

Munder Series Trust
Liquidity Money Market Fund
Munder Balanced Fund
Munder Bond Fund
Munder Cash Investment Fund
Munder Emerging Markets Fund
Munder Future Technology Fund
Munder Institutional Government Money Market Fund
Munder Institutional Money Market Fund
Munder Intermediate Bond Fund
Munder International Bond Fund
Munder International Growth Fund
Munder Large-Cap Value Fund
Munder Michigan Tax-Free Bond Fund
Munder Micro-Cap Equity Fund
Munder MidCap Select Fund
Munder Multi-Season Growth Fund
Munder NetNet Fund
Munder Power Plus Fund
Munder Real Estate Equity Investment Fund
Munder Small Company Growth Fund
Munder Small-Cap Value Fund
Munder Tax-Free Bond Fund
Munder Tax-Free Money Market Fund
Munder Tax-Free Short & Intermediate Bond Fund
Munder U.S. Government Income Fund

The Munder Framlington Funds Trust
Munder Healthcare Fund

SCHEDULE B2

As of August 18, 2003

Annual Fees (as a Percentage of Daily Net Assets)
Liquidity Money Market Fund	0.35%
Munder Balanced Fund	0.65%
Munder Bond Fund	0.50%
Munder Cash Investment Fund	0.35%
Munder Emerging Markets Fund	1.25%
Munder Institutional Government Money Market Fund	0.20%
Munder Institutional Money Market Fund	0.20%
Munder Intermediate Bond Fund	0.50%
Munder International Bond Fund	0.50%
Munder International Growth Fund	1.00% of net assets up to $250 million; plus 0.75% of net assets of $250 million or more
Munder Large-Cap Value Fund	0.75%
Munder Michigan Tax-Free Bond Fund	0.50%
Munder MidCap Select Fund	0.75%
Munder Multi-Season Growth Fund	0.75%
Munder Real Estate Equity Investment Fund	0.74%
Munder Small Company Growth Fund	0.75%
Munder Small-Cap Value Fund	0.75%
Munder Tax-Free Bond Fund	0.50%
Munder Tax-Free Money Market Fund	0.35%
Munder Tax-Free Short & Intermediate Bond Fund	0.50%
Munder U.S. Government Income Fund	0.50%

AMENDMENT NO. 2

to the

COMBINED INVESTMENT ADVISORY AGREEMENT

Amendment, as of May 18, 2004, to the Combined Investment Advisory Agreement dated June 13, 2003, (the "Agreement") among Munder Series Trust ("MST"), on behalf of each of its series, and The Munder Framlington Funds Trust ("MFFT") on behalf of each of its series and Munder Capital Management ("Advisor"), a Delaware partnership.

WHEREAS, the Advisor, MST and MFFT wish to document recent changes and to update Schedule B1 and Schedule B2 to the Agreement, as reflected below;

WHEREAS, as of May 18, 2004, the Board of Trustees of MST approved new breakpoint advisory fee structures for Munder Future Technology Fund, Munder Intermediate Bond Fund, Munder Multi-Season Growth Fund and Munder NetNet Fund;

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Advisor, MST and MFFT agree to amend the Agreement as follows:

  Schedule B1 and Schedule B2 to the Agreement are hereby replaced with the attached Schedule B1 and Schedule B2 effective as of May 18, 2004.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

MUNDER SERIES TRUST

THE MUNDER FRAMLINGTON FUNDS TRUST

By:/s/ Stephen J. Shenkenberg

Stephen J. Shenkenberg

Vice President and Secretary

MUNDER CAPITAL MANAGEMENT

By:/s/ Peter K. Hoglund

Peter K. Hoglund

Chief Administrative Officer

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SCHEDULE B1

As of May 18, 2004

Annual Fees (as a Percentage of Average Daily Net Assets)
Munder Future Technology Fund	1.00% of the first $300,000,000 of average daily net assets; 0.90% of average daily net assets from $300,000,001 to $1 billion; and 0.80% of average daily net assets in excess of $1 billion
Munder Healthcare Fund	1.00% of average daily net assets up to $250 million; plus 0.75% of average daily net assets of $250 million or more
Munder Micro-Cap Equity Fund	1.00%
Munder NetNet Fund	1.00% of the first $1 billion of average daily net assets; and 0.90% of average daily net assets in excess of $1 billion
Munder Power Plus Fund	0.75%

SCHEDULE B2

As of May 18, 2004

Annual Fees (as a Percentage of Average Daily Net Assets)
Liquidity Money Market Fund	0.35%
Munder Balanced Fund	0.65%
Munder Bond Fund	0.50%
Munder Cash Investment Fund	0.35%
Munder Emerging Markets Fund	1.25%
Munder Institutional Government Money Market Fund	0.20%
Munder Institutional Money Market Fund	0.20%
Munder Intermediate Bond Fund	0.50% of the first $1 billion of average daily net assets; and 0.45% of average daily net assets in excess of $1 billion
Munder International Bond Fund	0.50%
Munder International Growth Fund	1.00% of average daily net assets up to $250 million; plus 0.75% of average daily net assets of $250 million or more
Munder Large-Cap Value Fund	0.75%
Munder Michigan Tax-Free Bond Fund	0.50%
Munder MidCap Select Fund	0.75%
Munder Multi-Season Growth Fund	0.75% of the first $1 billion of average daily net assets; 0.725% of average daily net assets from $1 billion to $2 billion; and 0.70% of average daily net assets in excess of $2 billion
Munder Real Estate Equity Investment Fund	0.74%
Munder Small Company Growth Fund	0.75%
Munder Small-Cap Value Fund	0.75%
Munder Tax-Free Bond Fund	0.50%
Munder Tax-Free Money Market Fund	0.35%
Munder Tax-Free Short & Intermediate Bond Fund	0.50%
Munder U.S. Government Income Fund	0.50%